                                                                 Exhibit 3(i)(a)

                         CERTIFICATE OF INCORPORATION

                                      OF

                            PARK PUBLICATIONS, INC.


          FIRST. -- The name of this Corporation is PARK PUBLICATIONS, INC.

          SECOND. -- Its registered office in the State of Delaware is to be located at 100 West Tenth Street, Wilmington, Delaware, in the County of New

Castle.

          The Registered Agent in charge thereof is the Corporation Trust

Company at 100 West Tenth Street, Wilmington, Delaware.

          THIRD. -- The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General

Corporation Law of Delaware.

          FOURTH. -- The total authorized capital stock of the Corporation shall be 10,000 shares, consisting of 10,000 shares of Common Stock without par value.

          FIFTH. -- The name and mailing address of the incorporator is as follows:

               Name                       Mailing Address
               ----                       ---------------
          Jerome B. Libin                 1666 K Street, N.W.
                                          Washington, D. C. 20006

          SIXTH. -- The powers of the incorporator shall terminate upon the filing of the certificate of incorporation.

          The names and mailing addresses of each of the directors of the initial Board of Directors who are to serve as directors until the first annual meeting of the stockholders or until their successors are elected and qualify are as follows:

              Name                               Mailing Address
              ----                               ---------------
         Roy H. Park                     Terrace Hill, Ithaca, N. Y. 14850
         Dorothy D. Park                 Terrace Hill, Ithaca, N. Y. 14850
         Kenneth B. Skinner              Terrace Hill, Ithaca, N. Y. 14850

          SEVENTH. -- The directors shall have power to make and to alter or amend the by-laws, to fix the amount to be reserved as working capital, and to authorize and cause to be executed mortgages and liens, without limit as to the amount, upon the property and franchise of the Corporation.

          With the consent in writing, and pursuant to a vote of the holders of a majority of the capital stock issued and outstanding, the directors shall have authority to dispose, in any manner, of the whole property of the Corporation.

          The by-laws shall determine whether and to what extent the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right of inspecting any account, or book or document of this corporation, except as conferred by law or the by-laws, or by resolution of the stockholders.

          The stockholders and directors shall have power to hold their meetings and keep the books, documents and papers of the Corporation outside of the State of Delaware, at such places as may be from time to time designated by the by-laws or by resolution of the stockholders or directors, except as otherwise required by the laws of the State of Delaware.

          EIGHTH. -- The period for the duration of the corporation shall be perpetual.

          IN WITNESS WHEREOF, the undersigned, for the purposes of forming a corporation under the laws of the State of Delaware, has executed this Certificate of


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

Incorporation and, under penalties of perjury, has acknowledged that it is his act and deed and that the facts stated therein are true, this 28th day of February, 1977.


                           ---------------------------------------
                                      Jerome B. Libin



DISTRICT OF COLUMBIA   )  ss:

          BE IT REMEMBERED, that on this, 28th day of February, 1977, A.D., Jerome B. Libin, personally appeared before me, SARAH P. LINDERMAN , a Notary Public, as the party to the foregoing Certificate of Incorporation, known to be personally to be such, and I have first made known to him the contents of said certificate, he did acknowledge that he signed and delivered the same as his voluntary act and deed, and he deposed that the facts therein stated were truly set forth.

          GIVEN under my hand and seal of office the day and year aforesaid.



                           ---------------------------------------
                                       Notary Public

                                     SARAH P. LINDERMAN
                                    DISTRICT OF COLUMBIA
                             My Commission Expires October 31, 1979



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